[LOGO]

                        REPUBLIC NEW YORK CORPORATION
                              452 Fifth Avenue
                          New York, New York  10018




                                              March 16, 1994

Dear Stockholder:

The Directors and Officers of Republic New York Corporation cordially invite you to attend the Annual Meeting of Stockholders of the Corporation to be held on Wednesday, April 20, 1994 at 11:00 A.M., New York time.
The meeting will be held at the office of the Corporation at 452 Fifth Avenue, New York, New York. Notice of the Annual Meeting and Proxy Statement are enclosed.

You are urged to mark, sign, date and mail the enclosed proxy immediately. By mailing your proxy now you will not be precluded from attending the meeting. Your proxy is revocable; in the event you find it convenient to attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

For your information, enclosed is the 1993 Annual Report of Republic New York Corporation.

                                             Very truly yours,



                                             Walter H. Weiner,
                                             Chairman of the Board



                                   [LOGO]

                        REPUBLIC NEW YORK CORPORATION
                               452 Fifth Avenue
                           New York, New York  10018

                            ______________________

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 20, 1994
                            ______________________


NOTICE IS HEREBY GIVEN THAT, pursuant to the call of the Board of Directors of Republic New York Corporation ("Republic Corporation"), the Annual Meeting of Stockholders of Republic Corporation will be held on Wednesday, April 20, 1994 at 11:00 A.M., New York time, at 452 Fifth Avenue, Borough of Manhattan, City and State of New York, for the purpose of considering and voting upon the following matters described in the attached Proxy
Statement:

     1. Election of directors;

     2. Approval of  1994 Performance Based Incentive Compensation Plan;

     3. Approval of selection of auditors; and

     4. Any other business which may properly be brought before the meeting or any adjournment thereof.

The record date and hour for determining stockholders entitled to notice of and to vote at the meeting, including any adjournment thereof, have been fixed as of the close of business on March 8, 1994.

                                      By Order of the Board of Directors,



                                      WILLIAM F. ROSENBLUM, JR.,
                                      Senior Vice President and
                                      Corporate Secretary


March 16, 1994


YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY NEVERTHELESS, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.


                            [LOGO]

                 REPUBLIC NEW YORK CORPORATION
                       452 Fifth Avenue
                   New York, New York  10018
                        ________________

                        PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS
                         April 20, 1994
                        ________________


This Proxy Statement is furnished to the stockholders of Republic New York Corporation ("Republic Corporation") in connection with the solicitation of proxies by the Board of Directors of Republic Corporation for the Annual Meeting of Stockholders to be held on April 20, 1994.

The record date and hour for determining the stockholders of Republic Corporation entitled to notice of and to vote at the meeting have been fixed as of the close of business on March 8,
1994.   At such date, 52,533,288  shares of Republic Corporation
Common Stock were outstanding and entitled to vote. Each share of Republic Corporation Common Stock held on the record date entitles the holder thereof to one vote for each director being elected (with no cumulative voting permitted) and to one vote on each other matter. This Proxy Statement and the form of proxy furnished herewith were first sent to Republic Corporation stockholders on March 16, 1994.


                    ELECTION OF DIRECTORS

In accordance with the By-Laws of Republic Corporation, the number of directors of Republic Corporation to be elected at the Annual Meeting has been established at twenty-four. If elected, each nominee will serve until the next Annual Meeting of Stockholders and until the election and qualification of his or her successor. Each of the nominees named below is presently a director of Republic Corporation and, with the exception of E. Daniel Morris, was elected to such office at last year's Annual Meeting. Mr. Morris was elected a director on July 21, 1993 at a regular meeting of the Board of Directors of Republic Corporation.

A plurality of the votes cast at the meeting is required for the election of directors. Neither abstentions nor broker non-votes have any effect on the election of directors. If any nominee becomes unwilling or unable to accept nomination or election, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election in his or her stead of such other person as the Nominating Committee of the Board of Directors may recommend.

Listed below are the names and ages of the nominees, the year in which each first became a director, their principal occupations for the past five years (including, where applicable, positions with Republic National Bank of New York ("Republic Bank") and Republic Bank for Savings ("RBS"), Republic Corporation's principal subsidiaries) and the number of shares of Republic Corporation's Common Stock beneficially owned by each as of December 31, 1993.

                                                                                           Beneficial
                          Director                                                       Ownership of
Nominee and Age            Since                  Principal Occupation                     Shares (1)

Kurt Andersen. . . . .      1988       Executive Vice President of Republic Bank,         27,025 shs.(2)
   49 years                              Regional (Far East) General Manager
                                         and Manager of Republic Bank's Hong
                                         Kong Branch and Manager of Republic
                                         Bank's wholly-owned subsidiary in
                                         Singapore.
Peter A. Cohen . . . .      1992       Vice Chairman of Republic Corporation              11,705 shs.(3)(4)
   47 years                              Securities Corporation since November,
                                         1992, having been a consultant, princi-
                                         pally with Andrew Lauren & Co., from
                                         February, 1990 to November, 1992, and
                                         Chairman and Chief Executive Officer
                                         of Shearson Lehman Hutton, Inc. for
                                         over one year prior thereto.   Also a
                                         director of Andover Togs, Inc. and
                                         Presidential Life Corporation.
Albert S. Corwen . . . .    1974       President of John Mullins & Sons, Inc., a          44,583 shs.(5)
   65 years                              furniture retailer.
Cyril S. Dwek . . . . .     1974       Vice Chairman of the Board of Republic             64,894 shs.
   57 years                              Bank and Vice Chairman of Republic Cor-
                                         poration.
Ernest Ginsberg . . . .     1985       Vice Chairman of the Board of Republic             17,868 shs.(2)(6)
   63 years                              Bank (and General Counsel until July,
                                         1990) and Vice Chairman and General
                                         Counsel of Republic Corporation.

                                                                                (table continued on next page)

                                                2


                                                                                           Beneficial
                          Director                                                       Ownership of
Nominee and Age            Since                  Principal Occupation                     Shares (1)


Nathan Hasson . . . .       1993       Vice Chairman of the Board and Treasurer           20,761 shs.(2)(7)
   48 years                              of Republic Bank for over five years and
                                         Vice Chairman of Republic Corporation
                                         since January, 1993
Morris Hirsch . . . . .     1974       Senior Consultant to Republic Corporation.          1,026 shs.
   78 years
Jeffrey C. Keil . . . .     1978       Vice Chairman of the Board of Republic              8,873 shs.(8)
   50 years                              Bank and President of Republic Corpora-
                                         tion.
Peter Kimmelman . . . .     1979       A private investor.                                 2,362 shs.(9)
   49 years
Leonard Lieberman . . .     1990       A director (and Chairman, President and               750 shs.
   65 years                              Chief Executive Officer, from January,
                                         1991 to May, 1991) of Outlet Communi-
                                         cations, Inc.  Also a director of various
                                         companies, including Celestial Season-
                                         ings, Inc. and Sonic Corp. for over five
                                         years, and La Petite Academy, Inc. since
                                         October, 1993.
William C. MacMillen, Jr. . 1974       President of William C. MacMillen & Co.,            6,702 shs.
   80 years                              Inc., an investment banking firm.  Also a
                                         director of Financial Federal Corporation.
Martin F. Mertz . . . .     1987       Chairman of the Executive Committee of              7,500 shs.
   69 years                              RBS since May, 1990, having been Chair-
                                         man and of its predecessor savings bank
                                         for over one year prior thereto.
James L. Morice . . . .     1987       Partner, Mirtz Morice, Inc., a management             330 shs.(10)
   56 years                              consulting firm.
E. Daniel Morris . .        1993       President of Corsair Capital Corporation,           1,000 shs.
   52 years                              a private investment bank, since October,
                                         1992, having been a private investor for
                                         over one year prior thereto, and President
                                         and Chief Executive Officer of the U.S.
                                         investment banking affiliate of Barclays
                                         Bank from January, 1989 to July, 1991.

                                                                                (table continued on next page)


                                                3


                                                                                           Beneficial
                          Director                                                       Ownership of
Nominee and Age            Since                  Principal Occupation                     Shares (1)


Janet L.  Norwood . . .     1992       Senior Fellow of The Urban Institute, a re-           750 shs.
   70 years                              search organization in Washington, D.C.,
                                         since January, 1992.  Commissioner of the
                                         Bureau of Labor Statistics of the U.S. De-
                                         partment of Labor for over three years
                                         prior thereto.
John A. Pancetti . . . .    1990       Chairman of the Board and Chief Executive          71,250 shs. (2)
   64 years                              Officer of RBS since May, 1990 (and
                                         President from May, 1990 to March, 1991)
                                         having been Chairman of the Board of
                                         Trustees and Chief Executive Officer of
                                         its predecessor savings bank prior thereto.
                                         Vice Chairman of the Board of Republic
                                         Bank since March, 1991 and Vice Chairman
                                         of Republic Corporation since April, 1991.
Javier Perez de Cuellar . . 1992       Secretary General of the United Nations for           -0- shs.
   74 years                              over three years until his retirement in
                                         December, 1991.
Vito S. Portera . . . .     1986       Vice Chairman of Republic Corporation and          23,254 shs.(2)
   51 years                              Vice Chairman of the Boards of Republic
                                         Bank and RBS.  Also, Chairman of the
                                         Board of Republic International Bank of
                                         New York, the Miami, Florida Edge Act
                                         subsidiary of Republic Bank.
Wilbur M. Rabinowitz . .    1974       A private investor.                                 7,174 shs.(11)
   76 years
William P. Rogers . . . .   1989       Senior Partner, Rogers & Wells, attorneys.         30,000 shs.
   80 years
Dov C. Schlein . . . . .    1987       President of Republic Bank and Vice Chair-         18,600 shs.(2)(12)
   46 years                              man of Republic Corporation.
Jacques Tawil . . . . .     1985       Senior Consultant to Republic Corporation          37,500 shs.
   67 years                              since August, 1992.  Director, since May,
                                         1990, with oversight responsibility for the
                                         Treasury and the Foreign Exchange Com-
                                         mittees until July, 1992, and General Manager,
                                         from March, 1988 to May, 1990, of Republic
                                         National Bank of New York (Suisse) S.A.,
                                         an affiliate of Republic Bank.

                                                                                (table continued on next page)

                                                4




                                                                                           Beneficial
                          Director                                                       Ownership of
Nominee and Age            Since                  Principal Occupation                     Shares (1)


Walter H. Weiner . . . .    1978        Chairman of the Board and Chief Executive         40,704 shs.(2)(13)(14)
   63 years                               Officer of Republic Bank and Republic
                                          Corporation.
Peter White . . . . .       1974        Senior Consultant to Republic Bank.               33,256 shs.
   91 years
___________

<F1>
 (1) No director's ownership of shares of Common Stock exceeded one percent (1%) of the outstanding shares of such class.
<F2>
 (2) Includes 9,500 shares for Kurt Andersen, 10,750 shares for Ernest Ginsberg, 11,311 shares for
     Nathan Hasson, 48,600, shares for John A. Pancetti, 7,000 shares for Vito S. Portera, 9,500 shares for Dov C. Schlein and 5,000 shares for Walter H. Weiner which were awarded pursuant to Republic
     Corporation's 1985 Restricted Stock Plan and which are subject to a substantial risk of forfeiture for various restricted periods, the latest of which expires on January 15, 1998.
<F3>
 (3) Includes 205 shares owned by Mr. Cohen's wife, 700 shares owned by Mr. Cohen's daughter, 300 shares owned by Mr. Cohen's son, in all of which he disclaims any beneficial interest, and 2,500 shares owned by an estate of which Mr. Cohen is a co-executor with shared investment power and a beneficiary.
<F4>
 (4) The estate of which Mr. Cohen is co-executor with shared investment power and a beneficiary also owns
     500 shares of Republic Corporation's $3.375 Cumulative Convertible Preferred Stock, which is less than one percent (1%) of the outstanding shares of such class.
<F5>
 (5) Includes 39,372 shares owned directly by several corporations of which Mr. Corwen is the principal stockholder, a director and an executive officer.
<F6>
 (6) Includes 7,118 shares which Mr. Ginsberg owns jointly with his wife.
<F7>
 (7) Includes 9,450 shares which Mr. Hasson owns jointly with his wife.
<F8>
 (8) Includes 6,173 shares allocated to the Republic New York Corporation Common Stock Fund in Mr. Keil's
     account under Republic Bank's Profit Sharing and Savings Plan.
<F9>
 (9) Includes 337 shares owned by Mr. Kimmelman's wife in which he disclaims any beneficial interest.
<F10>
(10) Includes 30 shares owned by Mr. Morice's son in which he disclaims any beneficial interest.
<F11>
(11) Includes 450 shares owned by Mr. Rabinowitz's wife in which he disclaims any beneficial interest.
<F12>
(12) Includes 9,100 shares which Mr. Schlein owns jointly with his wife.
<F13>
(13) Includes 25,273 shares for Walter H. Weiner which were issued pursuant to Republic Corporation's
     Restricted Stock  Election Plan and which are subject to a substantial risk of forfeiture until
     December 31, 1997.
<F14>
(14) Includes 3,105 shares owned by a Keogh Plan pension trust of which Mr. Weiner is the beneficiary and
     2,100 shares owned by Mr. Weiner's wife in which he disclaims any beneficial interest.

All nominees as a group beneficially owned 477,867 shares of Republic Corporation's Common Stock or ap-
proximately .9% of the outstanding shares.

                             5


For certain information concerning business relationships and transactions between Republic Corporation, its subsidiaries and affiliates and certain nominees, see "Transactions with Management and Related Persons" below.


                     Directors' Committees

The Board of Directors of Republic Corporation has established
Audit, Community Reinvestment Act,  Credit Review, Employee
Compensation and Benefits, Executive, Finance, Investment,
Nominating, Public Responsibility and Risk Assessment Committees.


The Audit Committee of the Board of Directors of Republic Corpora-tion, consisting of Morris Hirsch, Peter Kimmelman, Leonard Lieberman, William C. MacMillen, Jr. (Chairman), Janet L. Norwood and William P. Rogers, recommends the selection of the independent auditors, reviews the plan for the current year's audit and the results of the prior year's audit, approves the non-audit profes-sional services provided by such auditors, and reviews and supervises the scope and adequacy of Republic Corporation's internal audit and internal accounting controls. During 1993, the Audit Committee held seven meetings.

The Community Reinvestment Act Committee, consisting of Albert S. Corwen, Martin F. Mertz, James L. Morice (Chairman), John A. Pancetti, Walter H. Weiner and Peter White, is responsible for, and coordinates at the holding company level, the Community Reinvestment Act activities of Republic Bank and RBS, including the review and supervision of Republic Corporation's compliance with the respective Community Reinvestment Acts of the federal government and the State of New York. During 1993, the Community Reinvestment Act Committee held eleven meetings.

The Credit Review Committee, consisting of Morris Hirsch, Peter Kimmelman (Chairman), Leonard Lieberman, William C. MacMillen, Jr.,
E. Daniel Morris, Janet L. Norwood, John A. Pancetti, Walter H. Weiner and Peter White, reviews and monitors Republic Corporation's Credit Policy Statement and the net debit cap levels. During 1993, the Credit Review Committee held ten meetings.

The Employee Compensation and Benefits Committee, composed of three outside directors, Peter Kimmelman, James L. Morice (Chairman) and Wilbur M. Rabinowitz, oversees the compensation for officers and employees of Republic Corporation and its subsidiaries. The Committee considers and recommends to the Board of Directors compensation plans and benefit programs in which officers and employees of Republic Corporation and its subsidiaries are eligible to participate and administers such plans and programs, with the authority to grant any awards or benefits thereunder. During 1993, the Employee Compensation and Benefits Committee held eight meetings.

The Executive Committee, consisting of Peter Kimmelman (Chairman), William C. MacMillen, Jr. and Walter H. Weiner, meets, when necessary, between meetings of the Board of Directors with the authority to exercise all the powers of the Board of Directors to the extent permitted by law and Republic Corporation's By-Laws. During 1993, the Executive Committee held ten meetings and took action two times by Unanimous Written Consent.

The Finance Committee, consisting of Jeffrey C. Keil (Chairman),
E. Daniel Morris, Dov C. Schlein and Walter H. Weiner, is charged with monitoring the capital adequacy of Republic Corporation and developing and supervising programs to fund the capital requirements of Republic Corporation and its subsidiaries and recommending to the Board of Directors the means necessary to carry out such programs. Pursuant to


                             6


delegated authority from the Board of Directors, the Finance Committee establishes the price and related terms of certain securities publicly offered by Republic Corporation. During 1993, the Finance Committee did not hold any meetings but instead took action once by Unanimous Written Consent.

The Investment Committee, consisting of Morris Hirsch, Peter Kimmelman, Leonard Lieberman (Chairman), E. Daniel Morris, Janet
L. Norwood and John A. Pancetti, and Mr. Keil as an ex-officio member, authorizes and supervises Republic Corporation's investments in securities and other property. During 1993, the Investment Committee held eleven meetings.

The Nominating Committee consists of Wilbur M. Rabinowitz, Dov C. Schlein and Walter H. Weiner (Chairman). Its principal function is to consider and propose to the Board of Directors a slate of nominees for election to the Board of Directors each year at the Annual Meeting of Stockholders. Such Committee will consider candidates suggested by stockholders by a letter directed to the Corporate Secretary of Republic Corporation. The Nominating Committee acted in February, 1994 to consider and recommend the slate of nominees presented to the 1994 Annual Meeting of Stockholders.

The Public Responsibility Committee consists of Ernest Ginsberg, Leonard Lieberman, Javier Perez de Cuellar, Wilbur M. Rabinowitz and William P. Rogers (Chairman). This Committee assists Republic Corporation in endeavoring to maintain the highest legal and ethical standards as well as assists in evaluating other aspects of Republic Corporation's activities and proposed activities in relation to its overall public responsibility and public image. During 1993, the Public Responsibility Committee held six meetings.


The Risk Assessment Committee consists of Peter Kimmelman, Leonard Lieberman, William C. MacMillen, Jr., E. Daniel Morris, Janet L. Norwood (Chairwoman) and William P. Rogers, with Messrs. Portera, Schlein and Weiner as ex-officio members. The Committee was established in July, 1993 to identify, measure and monitor risk relating to all activities of, and products offered by, Republic Corporation, including evaluating the methodology employed by management in determining the nature of risk inherent in a particular activity or product. During 1993, the Risk Assessment Committee held five meetings.

During 1993, Republic Corporation's Board of Directors held six meetings. With the exception of Messrs. Andersen, Dwek, Keil, Perez de Cuellar and Tawil, each director attended 75 percent or more of the aggregate number of meetings held during 1993 of the Board of Directors of Republic Corporation and the committees thereof, if any, on which he or she served.


                             7


           Compensation of Directors and Executive Officers


                      Director  Compensation

Directors of Republic Corporation who are also officers of Republic Corporation or any of its subsidiaries do not receive compensation for their services provided as directors.

Other directors of Republic Corporation, who are not officers of Republic Corporation or any of its subsidiaries and who are not otherwise compensated through additional arrangements with any such entities, generally are paid a quarterly retainer of $1,500 to attend directors' meetings of Republic Corporation and $500 for each meeting they attend of the Board and $400 for each meeting they attend of a committee of the Board of which they are a member (except that the Chairman of the committee receives an attendance fee of $750). Other directors of Republic Corporation, who are not officers of Republic Corporation or any of its subsidiaries and who are otherwise compensated through additional arrangements with any such entities, generally are paid a quarterly retainer of $800 to attend directors' meetings of Republic Corporation and $300 for each meeting they attend of the Board and $250 for each meeting they attend of a committee of the Board of which they are a member (except that the Chairman of a committee receives an attendance fee of $400). For the fiscal year ended December 31, 1993, directors of Republic Corporation who were not officers received retainer and meeting fees from Republic Corporation aggregating $159,100.

In addition, in connection with services provided as a director, consulting fees were paid in 1993 to Morris Hirsch in the amount of $100,000, Janet L. Norwood in the amount of $50,000, Javier Perez de Cuellar in the amount of $104,283, Jacques Tawil in the amount of $100,000 and Peter White in the amount of $59,838.

In lieu of directors' fees, William P. Rogers received an aggregat-e of $150,000 for the fiscal year ended December 31, 1993 as compensation for serving as a director of Republic Corporation as well as for serving as a director of and a senior consultant to Republic Bank.

In 1993, Republic Corporation and Peter A. Cohen, who became a director and executive officer of Republic Corporation in November, 1992, finalized amounts to be received by Mr. Cohen for consulting services performed in 1991 and 1992, resulting in $175,000 being paid to Mr. Cohen and $428,000 being accrued for his benefit.


                             8



                     Executive Compensation

Compensation Committee Report

Strategy. Since 1980, when Walter H. Weiner became Chief Executive Officer, Republic Corporation has developed an overall compensation strategy that provides for the determination of a portion of executive officer compensation in relation to Republic Corporation's performance as measured by the increase in its fully diluted earnings per common share ("earnings per share") over a base year of 1979, adjusted for stock splits. The Compensation Committee believes that an increase in earnings per share is a more accurate measure of executive performance than an increase in cumulative total shareholder return (see the stock performance graphs on Pages 16 and 18 of this Proxy Statement). Management has a more direct impact on earnings by being able to increase productivity and control expenses than it does on shareholder return which is also subject to changes in market conditions that are beyond management's control. In connection with implementing this strategy, Republic Corporation has decided to keep base salaries for executive officers fixed and to use the bonus as the means of increasing annual compensation.

Stock Performance Graphs. The five year comparative stock performance graph on Page 16 is included as required by Securities and Exchange Commission rules. As explained in the preceding paragraph, the Compensation Committee believes that executive compensation should be related to earnings per share rather than to cumulative total return and that cumulative total return over five years is not necessarily a meaningful indicator of management's performance.

Because Republic Corporation's compensation policies are designed to encourage executive officers to manage for the long-term rather than the short-term, the Compensation Committee's view is that the twenty-five year comparative stock performance graph on Page 18 (which covers the entire life of Republic Bank) gives a more meaningful picture of the relationship between Republic Corporation's management philosophy and its stock's market performance than does the five year graph.

Chief Executive Officer's Compensation for 1993. Mr. Weiner's compensation, including that for 1993, continues to be based on certain provisions that existed in his original employment agreement which expired by its terms on December 31, 1989. Since becoming Chief Executive Officer of Republic Corporation in January, 1980, Mr. Weiner's base salary has remained the same and his annual bonus has been related to the amount by which the earnings per share for the year exceeds the earnings per share for fiscal 1979, multiplied by an attributed notional amount of shares used solely for the purpose of calculating Mr. Weiner's bonus.
The current amount of such attributed number of shares is the result of three separate stock split adjustments to the original amount of such shares awarded pursuant to Mr. Weiner's employment agreement. Since the three-for-two stock split in October, 1991, the notional amount of shares so attributed to Mr. Weiner has been 236,250, and the amount of the 1979 adjusted base year earnings per share has been $1.23. For 1993, based on fully diluted earnings per share of $5.05, the amount of the increase in earnings per share over 1979 is approximately $3.83 per share resulting in an aggregate bonus of $904,838. In addition to such corporate performance based bonus amount, Mr. Weiner received an additional bonus for 1993 of $350,162 to reward his individual performance in successfully leading a strong management team in expanding Republic Corporation's business during 1993 on a worldwide basis.


                             9


In considering Mr. Weiner's compensation, the Compensation Committee has the discretion to grant him restricted stock pursuant to the terms of Republic Corporation's 1985 Restricted Stock Plan when it meets in April, 1994 to consider restricted stock awards for the organization as a whole based on individual performance in 1993. The Committee awarded 5,000 shares of restricted stock to Mr. Weiner in April, 199for his performance in 1992. The decision to grant such award, including the determination of the size thereof, was based on the Committee's subjective evaluation of Mr. Weiner's contribution toward Republic Corporation's success in pursuing new areas of growth in 1992.

Compensation Policies Applicable to Executive Officers for 1993.
By using the increase in earnings per share as a guide in determining a portion of the annual bonuses of executive officers below the level of Chief Executive Officer, Republic Corporation is giving recognition to the fact that the management is shared by the Chief Executive Officer and the other executive officers as a team and, therefore, the performance of Republic Corporation, as measured by the increase in earnings per share, reflects the joint efforts of the group. Accordingly, each executive officer's annual bonus reflects such officer's responsibilities in relation to those of the Chief Executive Officer.

In considering each such relationship, the Compensation Committee also considers the recommendations of the Chief Executive Officer regarding individual performance in determining the total annual bonus for executive officers below the level of Chief Executive Officer and may award all or part of this portion of the bonus in the form of restricted stock. The Chief Executive Officer's recommendations in this regard are generally part of a subjective evaluation of the performance of the individual executive officer and the relevant business units under such officer's direction. For 1993, bonuses recommended by the Chief Executive Officer for the named executive officers increased between 19% to 31%, partly as a result of the 17% increase in earnings per share for 1993 and partly as a result of the subjective evaluation of each officer's individual performance during 1993.

Restricted stock, if and when awarded, is granted pursuant to the terms of Republic Corporation's 1985 Restricted Stock Plan. Any additional compensation for individual performance in 1993 in the form of restricted stock will be awarded when the Compensation Committee meets in April, 1994 to consider recommendations for such awards for the organization as a whole. The restricted stock awards granted to Messrs. Portera and Schlein by the Compensation Committee in April, 1993, including the determination of the size thereof, were based on the subjective evaluation by the Chief Executive Officer of individual performance in 1992.

Deductibility. In order to comply with new Section 162(m) of the Internal Revenue Code and thus allow for deductibility of executive officer compensation in excess of $1 million, the Board of Directors of Republic Corporation has adopted the 1994 Performance Based Incentive Compensation Plan (the "Plan"), which is being submitted to the stockholders for approval at this Annual Meeting (see "Approval of 1994 Performance Based Incentive Compensation
Plan" below).   Prior to April 1, 1994, the Compensation Committee
will grant awards under the Plan for 1994, which will be subject to stockholder approval of the Plan at the Annual Meeting.

Also, in order to preserve the deductibility of executive officer compensation under the terms of the new tax law, Republic Corporation acted to accrue bonuses in 1993, which will be paid by March 15, 1994, for the Chief Executive Officer and the other executive officers whose compensation is disclosed in this Proxy


                             10


Statement. In addition, Republic Corporation plans to enter into agreements with such officers to defer any future compensation in excess of the $1 million limitation, should it become necessary to do so.

Conclusion. Through the programs described above, a significant portion of Republic Corporation's executive officer compensation is based on corporate performance and an evaluation of the results of each officer's individual performance. In 1993, as in previous years, a portion (well over 60%, in the case of executive officers below the level of the Chief Executive Officer) of Republic Corporation's executive compensation consisted of these variable performance-related elements. In the case of Mr. Weiner, approximately 85% of his 1993 compensation consisted of such elements. The Compensation Committee intends to continue its policy of relating executive compensation to corporate performance, as measured by the increase in earnings per share, as well as to individual performance.

                             JAMES L. MORICE, Chairman
                             PETER KIMMELMAN
                             WILBUR M. RABINOWITZ

                             11

Summary Compensation Table

The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by
the Chief Executive Officer and the four other most highly
compensated executive officers of Republic Corporation.
                                                                           Long Term
                                            Annual Compensation           Compensation

                                                                        Restricted Stock           All Other
Name and Principal Position       Year      Salary ($)  Bonus ($)      Awards ($) 1, 2, 3        Compensation ($) 4



Walter H. Weiner                  1993       220,750    1,255,000                 -                   7,763
  Chairman of the Board and       1992       220,750      732,375           248,750                   7,763
    Chief Executive Officer of    1991       220,750      700,000                 -                   7,763
    Republic Corporation and
    of Republic Bank

Jeffrey C. Keil                   1993       220,000    1,388,000                 -                   7,763
  President of Republic Cor-      1992       220,000    1,162,862                 -                   7,763
    poration and Vice Chair-      1991       220,000      900,000                 -                   7,763
    man of the Board of
    Republic Bank

Dov C. Schlein                    1993       200,000      850,000                 -                   7,763
  Vice Chairman of Republic       1992       200,000      650,000           248,750                   7,763
    Corporation and President     1991       200,000      550,000           118,125                   7,763
    of Republic Bank

Cyril S. Dwek                     1993       200,000      775,000                 -                   7,763
  Vice Chairman of Republic       1992       200,000      525,000                 -                   7,763
     Corporation and Vice         1991       200,000      400,000                 -                   7,763
     Chairman of the Board
     of Republic Bank

Vito S. Portera                   1993       300,000      550,000                 -                   7,763
   Vice Chairman of Republic      1992       300,000      425,000           199,000                   7,763
      Corporation and Vice        1991       300,000      250,000           118,125                   7,763
      Chairman of the Boards
      of Republic Bank and of
      RBS

<F1>
(1) Awards of restricted stock have been made pursuant to the terms of Republic Corporation's 1985 Restricted Stock Plan to Walter H. Weiner, Dov C. Schlein and Vito S. Portera.  As of December 31, 1993, Mr. Weiner owned an aggregate of
    5,000 restricted shares (all of which were awarded on April 21, 1993 for 1992 performance), Mr. Schlein owned an aggregate of 9,500 restricted shares  (including  3,000 shares awarded on April 15, 1992 for 1991 performance and 5,000 shares awarded on April 21, 1993 for 1992 performance), and Mr. Portera owned an aggregate of 7,000 shares (of which
    3,000 shares were awarded on April 15, 1992 for 1991 performance and 4,000 shares were awarded on April 21, 1993 for
    1992 performance).

                                                                                (footnotes continued on next page)

                                                            12


(footnotes continued from previous page)


    The value of these shares was calculated by multiplying the closing market price of Republic Corporation's Common Stock
    on the date of the award by the number of shares awarded.   At December  31, 1993, such shares of restricted stock
    awarded to Messrs. Weiner, Schlein and Portera had an aggregate value of $233,750, $444,125 and $327,250, respectively.
<F2>
(2) Pursuant to the terms of Republic Corporation's 1985 Restricted Stock Plan, participants in such Plan receive all dividends paid on their shares of restricted stock.
<F3>
(3) Any awards of restricted stock to executive officers for 1993 performance under Republic Corporation's 1985 Restricted
    Stock Plan will be made in April, 1994 when the Compensation Committee meets to grant such awards for the organization as a whole and, consequently, will be disclosed in Republic Corporation's 1995 Proxy Statement.
<F4>
(4) The compensation reported represents the amount of the annual company allocations under the Profit Sharing and Savings
    Plan.  Each executive officer is fully vested in such amounts under the Plan.

Aggregated Fiscal Year End Option Values
The following table sets forth the value of any unexercised options held by executive officers named in the Summary Compensation Table at December 31, 1993.

                                                    Number of Securities            Value of Unexercised
                                                   Underlying Unexercised           In-the-Money Options
                                                Options at Fiscal Year End (#)      at Fiscal Year End ($)

      Name                                       Exercisable*/Unexercisable       Exercisable/Unexercisable


Walter H. Weiner                                       -0-         -0-                  -0-        -0-
Jeffrey C. Keil                                        -0-         -0-                  -0-        -0-
Dov C. Schlein                                      22,500         -0-              520,576        -0-
Cyril S. Dwek                                          -0-         -0-                  -0-        -0-
Vito S. Portera                                     11,250         -0-              260,288        -0-
_____________________

*  Such options were granted at the market price on January 15, 1986 (the date of grant) pursuant to Republic Corporation's
   1985 Incentive Stock Option Plan and 1985 Stock Option Plan.  They became exercisable on January 15, 1991 and will continue to be exercisable as to all or any part thereof until January 15, 1996.

                                                            13



Pension Plan


The following table sets forth the estimated annual benefits payable upon retirement at age 65 in 1994 pursuant to Republic Bank's Retirement
Plan (which is a defined benefit plan) in relation to specified classifications of average base salary for the highest paid five consecutive years during the last ten years of employment
(excluding bonuses, overtime and other adjustments to base salary) and years of creditable service:

Average Annual Salary
 for Five Highest Paid                   ________________________Years of Service____________________
     Consecutive Years
 During Last Ten Years                      15            20            25           30         35

$125,000 . . . . . . . . . . . . .       $30,052       $40,069      $50,086      $60,103      $63,228
 150,000 . . . . . . . . . . . . .        36,427        48,569       60,711       72,853       76,603
 175,000 * . . . . . . . . . . . .        36,427        48,569       60,711       72,853       76,603
 200,000 * . . . . . . . . . . . .        36,427        48,569       60,711       72,853       76,603
 225,000 * . . . . . . . . . . . .        36,427        48,569       60,711       72,853       76,603
 250,000 * . . . . . . . . . . . .        36,427        48,569       60,711       72,853       76,603
 300,000 * . . . . . . . . . . . .        36,427        48,569       60,711       72,853       76,603
 400,000 * . . . . . . . . . . . .        36,427        48,569       60,711       72,853       76,603
 450,000 * . . . . . . . . . . . .        36,427        48,569       60,711       72,853       76,603
 500,000 * . . . . . . . . . . . .        36,427        48,569       60,711       72,853       76,603
___________

*  These figures have been limited by the annual compensation cap of $150,000 in 1994 resulting from the Omnibus Budget and Reconciliation Act of 1993.

The amounts in the foregoing table do not reflect various survivorship options which participants may elect under the Retirement Plan and, depending on the survivorship arrangement chosen, such amounts could be substantially reduced.


The following table presents (a) the credited years of service pursuant to the Retirement Plan and (b) the current remuneration covered by the Plan (i.e., base salary) for each of the five most highly compensated executive officers of Republic Corporation.


                                          Credited Years                       Covered By
           Name                             of Service                      Retirement Plan (1)

    Walter H. Weiner . . . . . . . . . .         14                             $240,000
    Jeffrey C. Keil . . . . . . . . . .          19                              240,000
    Dov C. Schlein . . . . . . . . . . .         17                              200,000
    Cyril S. Dwek . . . . . . . . . . . .        28                              200,000
    Vito S. Portera . . . . . . . . . . .        25                              300,000
_____________________

(1) Such amounts are subject to an annual compensation cap of $150,000 for 1994 in accordance with the Omnibus Budget and
    Reconciliation Act of 1993.

                                                            14



Benefits under the Retirement Plan are based on the participant's base salary (which does not include bonuses, expense allowances, profit sharing contributions, fees, overtime and other special payments) and length of employment. The Retirement Plan provides that, in general, the normal benefit to which a participant is entitled at or after age 65 or after completion of at least 30 years of service is an annual amount equal to: 1.2% of average annual compensation (as defined) up to covered compensation (as defined) plus 1.7% of average annual compensation in excess of covered compensation, times years of service up to 30, plus .5% of average annual compensation times the number of years of service in excess of 30 years of service. For purposes of the Plan, average annual compensation means the participant's average compensation during the participant's highest paid five consecutive years of employment during the participant's last ten years of employment and covered compensation means the average of the Social Security wage bases for the 35 years ending with the participant's Social Security retirement age (which is between ages 65-67 depending on the year the participant was born). For example, the covered compensation amount for a participant attaining age 65 in 1994 is $24,312.

Employment Agreements

Vito S. Portera, a director and executive officer of Republic Corporation, has an employment agreement with Republic Corpora-tion and Republic Bank dated as of May 27, 1988, as amended March 7, 1989. The agreement provides for a base annual salary of $300,000 ($100,000 of which is for Mr. Portera's continuing service as Chairman of the Board of Republic International Bank of New York, Republic Bank's Miami, Florida Edge Act subsidiary) and an annual bonus of not less than $200,000. For the fiscal year ended December 31, 1993, Mr. Portera received a bonus of $550,000 (which amount is included in the Summary Compensation Table above). Also, pursuant to his agreement, in 1988 Mr. Portera was awarded 18,000 shares (27,000 shares after giving effect to the 3-for-2 stock split distributed in October, 1991) of Restricted Stock with a five-year Restricted Period. For tax planning purposes, the end of such Restricted Period was accelerated to December 31, 1992 along with the Restricted Periods for certain awards of Restricted Stock to all senior officers of Republic Corporation. At such date, such shares had a fair market value of $1,262,250. At the time he entered into his agreement, Mr. Portera received a twenty-three year residential first mortgage loan from Republic Corporation to finance the purchase of his relocated residence in New York State in the amount of $1,000,000 at an annual interest rate of 10% with
principal payments commencing in the ninth year.   As of December
31, 1993, the outstanding principal amount of Mr. Portera's mortgage had been reduced to $496,489. Also, Republic Corporation and Mr. Portera have agreed to a modification of the rate payable on the mortgage to 6.125%, effective February, 1994, adjustable every three years until maturity on May 1, 2023.

Mr. Portera's agreement provides that its term will be automatically extended for three successive annual terms unless (i) Republic Corporation and Republic Bank elect not to extend Mr. Portera's employment for a successive term upon at least one year's written notice given prior to the commencement of such successive annual term or (ii) Mr. Portera elects not to extend his employment for a successive term upon at least six months' written notice given prior to the commencement of such successive annual term.
In accordance with such provision, the term of Mr. Portera's agreement has been extended for two years until December 31, 1995.


                             15


Five Year Comparative Stock Performance

The following graph compares the cumulative total shareholder return on the Common Stock of Republic Corporation for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Money Center Bank Index over the same period (assuming the investment of $100 in the Common Stock of Republic Corporation, the S&P 500 and the S&P Money Center Banks on December 31, 1988, and reinvestment of all dividends).

[GRAPH]

Comparison of Five Year Cumulative Total Return
Among Republic New York Corporation, S&P 500 Stock Index and S&P
Money Center Banks Index

 Measurement Period          Republic Corporation                          S&P Money Center Banks
(Fiscal Year Covered)      (formerly Republic Bank)     S&P 500 Index     (formerly S&P Banks NYC)


 Measurement Point:
      12/31/88                  $  100                  $  100                  $  100

 FYE  12/31/89                     123                     132                     123
 FYE  12/31/90                     122                     128                      85
 FYE  12/31/91                     177                     166                     124
 FYE  12/31/92                     182                     179                     168
 FYE  12/31/93                     185                     197                     207

                             16


Twenty Five Year Comparative Stock Performance

Generally, Republic Corporation's Common Stock is viewed as a long-term investment. The following table of the values at the relevant year end accompanies the graph on the next page to provide a comparison of the cumulative total shareholder return on the Common Stock of Republic Corporation, since its issuance in July, 1974 (when Republic Corporation became the holding company for Republic
Bank) and prior thereto on the Common Stock of Republic Bank, since 1968, with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Money Center Bank Index (the Standard & Poor's Banks New York City Index prior to April, 1987) over the same period (assuming the investment of $100 in the Common Stock of Republic Corporation's predecessor, Republic Bank, the S&P 500 and the S&P Money Center Banks' predecessor, the S&P Banks New York City, on December 31, 1968, and reinvestment of all dividends as indicated under the graph).

 Measurement Period          Republic Corporation                          S&P Money Center Banks
(Fiscal Year Covered)      (formerly Republic Bank)     S&P 500 Index     (formerly S&P Banks NYC)

 Measurement Point:
      12/31/68                  $  100                  $  100                  $  100

 FYE  12/31/69                     330                      92                      94
 FYE  12/31/70                     424                      95                     101
 FYE  12/31/71                     434                     109                     115
 FYE  12/31/72                     795                     130                     149
 FYE  12/31/73                     454                     110                     168
 FYE  12/31/74                     278                      81                     113
 FYE  12/31/75                     302                     112                     124
 FYE  12/31/76                     450                     138                     147
 FYE  12/31/77                     449                     128                     123
 FYE  12/31/78                     623                     136                     132
 FYE  12/31/79                     686                     160                     148
 FYE  12/31/80                   1,689                     212                     178
 FYE  12/31/81                   2,165                     202                     205
 FYE  12/31/82                   2,268                     245                     256
 FYE  12/31/83                   2,262                     300                     285
 FYE  12/31/84                   2,558                     318                     333
 FYE  12/31/85                   3,406                     418                     489
 FYE  12/31/86                   5,889                     496                     567
 FYE  12/31/87                   4,672                     521                     417
 FYE  12/31/88                   4,625                     608                     551
 FYE  12/31/89                   5,686                     800                     675
 FYE  12/31/90                   5,646                     776                     466
 FYE  12/31/91                   8,187                   1,012                     680
 FYE  12/31/92                   8,405                   1,089                     925
 FYE  12/31/93                   8,542                   1,199                   1,137

                             17


[GRAPH]

                   Transactions with Management
                       and Related Persons

During 1993, certain directors and executive officers of Republic Corporation or persons related to them were customers of, and had transactions with, Republic Corporation and its subsidiaries, including Republic Bank and RBS, in the ordinary course of business, and additional transactions may be expected to take place in the ordinary course of business in the future. In most cases, all such outstanding loans and commitments were made upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risks of collectibility or present other unfavorable features. In addition, Republic Corporation modified the rate on mortgage loans previously made to two executive officers (both of whom are also directors of Republic Corporation), outstanding in the aggregate principal amount of $764,977 as of December 31, 1993, to reduce the interest rates to 4.625% per annum, adjustable annually. Such loans were made at more favorable effective rates, including the waiver of "points", than were available to customers of Republic Bank and RBS generally, although no more favorable than the terms available to other employees of Republic Corporation and its subsidiaries who are not executive officers.

Safra Republic Holdings, S.A. ("Safra Republic"), a Luxembourg holding company, was established by Republic Corporation in 1988. In connection with an international public offering of Safra Republic's shares, Republic Bank contributed five of its European banking subsidiaries to Safra Republic. As a result, at December 31, 1993, Republic Bank owned approximately 48.8%, Saban S.A. ("Saban"), a Panamanian corporation wholly-owned by Edmond J. Safra, owned approximately 20.7% and international investors owned approximately 30.5% of the outstanding shares of Safra Republic. At December 31, 1993, Safra Republic had total assets of $11.3 billion, total deposits of $7.3 billion and total stockholders' equity of approximately $1.3 billion.

Safra Republic and Republic Bank, although independently managed, cooperate closely and have formulated their policies based on certain common principles. Each of Safra Republic's banks and Republic Bank also acts as principal correspondent bank to each other's respective locations around the world.

In addition, Republic National Bank of New York (Suisse) S.A. ("RNB Suisse"), the Geneva-based subsidiary of Safra Republic and an affiliate of Republic Bank, leases office space in various locations in Geneva, Switzerland for use in its banking business from Edmond J. Safra and several real estate companies owned by Mr. Safra. Such transactions involved aggregate rental payments for 1993 of approximately $6,840,000. The rentals for all such leases are based on independent appraisals of the fair rental value of such properties. Such transactions were conducted in the normal course of business on substantially the same terms as those prevailing for comparable transactions with other persons and do not involve more than the normal risk of collectibility nor present other unfavorable features.

Messrs. Dwek, Keil and Weiner, who are directors and executive officers of Republic Corporation and Republic Bank, and Messrs. Perez de Cuellar and Tawil, who are directors of Republic
Corporation, are also directors of Safra Republic.   Accordingly,
situations will arise from time to time in which potential conflicts of interest could arise for such persons. In addition, the nature of the businesses of Safra Republic's banks and Republic Bank is such that competing interests among such companies may also arise with respect to, among others, areas of business in which such companies compete, business dealings among such companies, the election of directors, issuances of capital stock, declaration of dividends and similar corporate matters, corporate opportunities in which such companies have an interest and other matters involving the use of Republic Bank's trade name and trademarks and Republic Bank's legal and regulatory status.

There are no agreements or arrangements that restrict or otherwise govern competition between the two organizations in markets where both are entitled or wish to act, nor is either of them obligated to advise the other of particular business opportunities. All business transactions between Safra Republic's banks and Republic Bank are conducted on an arm's-length basis, and it is their intention to resolve all such conflicts described above consistent with each organization's responsibilities to its shareholders.

Approximately 28.4% of Republic Corporation's Common Stock is beneficially owned, through three wholly-owned corporations, by Edmond J. Safra. See "Ownership of Voting Securities - Certain Beneficial Owners" below. Mr. Safra, in addition to being the principal stockholder of Republic Corporation, is Honorary Chair-man of the Boards of Directors of Republic Corporation and Republic Bank. Mr. Safra is also Chairman of the Board of Safra Republic and of RNB Suisse. As Chairman of the Board of RNB Suisse, Mr. Safra earned approximately $675,000 during 1993 for services performed for RNB Suisse. The advice of Mr. Safra, as Republic Corporation's principal stockholder, is often sought by Republic Corporation with respect to major policy decisions and other significant matters.

In addition, Republic Corporation and its subsidiaries, principally Republic Bank and its subsidiaries, have a broad range of business relationships with Banco Safra, a Brazilian banking corporation, and its United States national bank subsidiary, Safra National Bank of New York, and Banque Safra-Luxembourg S.A., a Luxembourg banking corporation, which are related through family members to Edmond J. Safra, and SafraBank (California), a California bank (which was wholly-owned, through SafraCorp California, by Edmond J. Safra until its acquisition by Republic Corporation in September, 1993). Such relationships include credit transactions, deposit relationships, foreign exchange dealings, precious metals deal-ings, and securities clearing transactions. Such transactions have been conducted in the normal course of Republic Corporation's business on substantially the same terms as those prevailing for comparable transactions with other customers or suppliers and have not involved more than normal risks of collectibility or any other unfavorable features.

Republic Corporation acquired SafraCorp California, the owner of all the outstanding shares of SafraBank (California), on September 20, 1993 for which Republic Corporation paid approximately $6,500,000 to Edmond J. Safra, the owner of all the outstanding shares of SafraCorp California. Pursuant to the Purchase Agreement between Mr. Safra and Republic Corporation, such payment approximated the consolidated net book value of SafraCorp California on September 20, 1993. Such purchase price was determined by a committee of independent directors of Republic Corporation which had received an opinion from investment bankers retained by it to the effect that the consideration to be paid was fair to Republic Corporation from a financial point of view. Effective September 21, 1993, SafraBank (California) converted from a state-chartered bank to a national banking association and changed its name to Republic Bank California N.A. Effective December 1, 1993, SafraCorp California was merged into Republic Corporation.

                 Ownership of Voting Securities

                    Certain Beneficial Owners

Set forth below is certain information as of December 31, 1993 as to the persons who own, or are known by Republic Corporation to own, beneficially more than five percent of the outstanding Common Stock of Republic Corporation.


                                     Amount and Nature           Percent
Name and Address                  of Beneficial Ownership        of Class

Edmond J. Safra . . . . . . .          14,989,212 (a)             28.4 %
2, Place du Lac
Geneva, Switzerland

Mellon Bank Corporation . . .           3,443,000 (b)              6.5 %
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258

___________________

<F1>
(a) Mr. Safra is the principal stockholder of Republic Corporation through his ownership of all the outstanding shares of Saban, which owns 14,959,436 shares of Republic Corporation (including, as of December 20, 1993, 14,430,358 shares through its wholly-owned subsidiary, RNYC Holdings Limited, a Gibraltar bank holding company), and of another corporation which owns 29,776 shares of Republic Corporation.
<F2>
(b) Mellon Bank Corporation and various of its subsidiaries (including but not limited to the subsidiaries of The Boston Company, Inc.) beneficially own such shares of Republic Corporation in their various fiduciary capacities.

                                  Management
Information concerning the beneficial ownership of Republic Corporation's Common Stock by each director is set forth in the table under "Election of Directors" above. The following table shows 1993, the beneficial ownership of Republic Corporation's Common
Stock by all directors and executive officers of Republic Corporation as a group.


                                         Amount and Nature        Percent
                                       of Beneficial Ownership    of Class

All directors and executive
 officers as a group (24 persons) . . .     477,867 shs.            .9%

  APPROVAL OF 1994 PERFORMANCE BASED INCENTIVE COMPENSATION PLAN

Description of 1994 Performance Based Incentive Compensation Plan

The following description of the Plan is a summary, does not purport to be detailed and is qualified in its entirety by reference to the provisions of the Plan itself. A copy of the Plan may be obtained by writing to the Corporate Secretary, Republic New York Corporation, 452 Fifth Avenue, New York, New York 10018.

General. The Board of Directors has adopted the 1994 Performance Based Incentive Compensation Plan (the "Plan") which is being submitted for the approval of the stockholders of Republic Corporation at this Annual Meeting. Assuming stockholder approval, awards will be granted, beginning with the 1994 Plan Year, in order to meet the requirements of the performance based compensation exclusion of new Section 162(m) of the Internal Revenue Code with the result that Republic Corporation will be allowed a deduction for the payment thereof. The Plan will be resubmitted to the stockholders for subsequent approvals as may be required by Section 162(m).

The Plan will be administered by the Employee Compensation and Benefits Committee (the "Committee") of the Board of Directors of Republic Corporation which will have the exclusive power to designate recipients of awards, to establish the basis for the amount to be paid pursuant to the awards and to administer the Plan in all other respects.

Class of Persons Eligible to Receive Awards. The Plan is designed to provide an incentive to officers who serve on the Management Executive Committee of Republic Corporation and are in a position to make a material contribution to the successful operation of Republic Corporation and its subsidiaries. The members of the Management Executive Committee are officers who perform policy-making functions for Republic Corporation and, as such, comprise the group of officers whose compensation is subject to disclosure to the stockholders in accordance with the requirements of the Securities Exchange Act of 1934. At present, there are eight persons who are eligible to participate in the Plan. Participants in the Plan are also eligible to participate in Republic Corporation's other incentive compensation and bonus plans.

Administration. The Committee will have the exclusive power to grant awards to members of the Management Executive Committee and to establish the terms and conditions of the awards to be made to each participant under the Plan. The Committee has the power to adopt such rules and regulations as it deems appropriate for administration of the Plan and has full authority to interpret the Plan in its exclusive discretion. No member of the Committee (see "Directors' Committees" above under "Election of Directors") may be granted an award under the Plan.

Material Features of Plan. The Plan provides that prior to each fiscal year of Republic Corporation ("Plan Year") after 1994, the Committee shall determine the members of the Management Executive Committee who will participate in the Plan ("Participants") as well as the Base Year (which may not be prior to 1979) and the notional number of shares ("Award Multiple") of Republic Corporation's Common Stock to be used to calculate the amount payable to each Participant ("Award"). With respect to the 1994 Plan Year only, the Committee may, subject to stockholder approval, grant awards under the Plan at any time on or prior to March 31, 1994. No more than one Award may be granted to any Participant for the same Plan Year, but the Base Years and the Award Multiples for Awards to different Participants for the same Plan Year need not be identical.

The amount, if any, to be paid pursuant to any Award granted to any Participant for any Plan Year shall be equal to the lesser of: (a) the product of (i) the excess, if any, of (A) the fully diluted consolidated net income per share of Republic Corporation's Common Stock ("earnings per share") for the Plan Year (adjusted to eliminate the effect of amounts paid or accrued with respect to any Award) over (B) the earnings per share for the Base Year (adjusted as is necessary to preserve inter-period comparability between earnings per share for each of the Base Year and Plan Year for any Award), multiplied by (ii) the Award Multiple for such Award; or
(b) 0.7% of the consolidated net income of Republic Corporation and its subsidiaries for such Plan Year.

In the event that the adjusted earnings per share for any Plan Year does not exceed the adjusted earnings per share for the Base Year for any Award, no amount shall be paid pursuant to such Award, which Award shall thereupon terminate. Also, after taking into account a Participant's individual performance during the applicable Plan Year, the Committee may, in its sole discretion, reduce, in whole or in part, the amount otherwise to be paid pursuant to such Participant's Award for such Plan Year.

Following each Plan Year,  the Committee shall certify in writing:
(i) the adjusted Plan Year earnings per share, (ii) whether such earnings per share exceeds the adjusted Base Year earnings per share for each Award, and (iii) the amount, if any, to be paid pursuant to each Award. Any amount payable shall be paid as soon as practicable following each Plan Year unless, prior to the last day of such Plan Year, the Participant elected to defer the payment of all or any portion of such amount to any later year or years. Deferral elections are subject to such terms as may be agreed upon by each Participant's employer.

If a Participant's employment with Republic Corporation or any of its subsidiaries is terminated prior to the end of a Plan Year by reason of the Participant's death, disability or retirement (in accordance with Republic Corporation's policy), the Participant or the Participant's estate or beneficiary, as the case may be, shall only be entitled to the pro rata portion of the amount that would otherwise have been payable to the Participant pursuant to the terms of his or her Award for that Plan Year. Such pro rata portion shall be based on the number of days in the Plan Year prior to the date the Participant's employment was so terminated relative to the total number of days in the Plan Year. If, however, a Participant's employment with Republic Corporation or any of its subsidiaries is terminated prior to the end of a Plan Year for any reason other than death, disability or retirement (in accordance with Republic Corporation's policy), any amount that would have been otherwise payable to the Participant pursuant to the terms of his or her Award for that Plan Year shall be deemed forfeited.

A Participant's rights and interests under the Plan (including the right to payment of any unpaid Award) may not be assigned or transferred except in the case of the Participant's death to the Participant's designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution. No award shall be subject to execution, attachment or other process.

Amendment and Termination. The Board of Directors may amend the Plan from time to time; provided, however, that any amendment that
(i) materially changes the formula used to determine the amount to be paid pursuant to Awards (including the maximum amount of any Award that may be granted to a Participant in a single Plan Year),
(ii) permits a Base Year prior to 1979, (iii) changes the class of persons eligible to receive awards, or (iv) otherwise requires stockholder approval pursuant to Section 162(m) of the Internal Revenue Code, shall be submitted to the stockholders for approval and, if such approval is not obtained, such amendment shall be null and void. The Board of Directors also has the right to terminate the Plan at any time.
No such amendment or termination may affect the rights of a Participant under an outstanding Award without the consent of the Participant.

Awards. Awards for the 1994 Plan Year, which are not currently determinable, are to be made at a meeting of the Committee scheduled to be held prior to April 1, 1994.

                     Stockholder Approval

The Board of Directors recommends a vote FOR the approval of the 1994 Performance Based Incentive Compensation Plan. In order for the Plan to be approved, a majority of the shares of Common Stock voted on the proposal at the meeting must be voted in favor of the proposal. Neither abstentions nor broker non-votes are counted for purposes of determining the number of votes cast. Edmond J. Safra, who owns approximately 28.4% of the outstanding Common Stock (see "Ownership of Voting Securities" above), has indicated his intention to vote his shares in favor of such approval.


              APPROVAL OF SELECTION OF AUDITORS

The Board of Directors considers it appropriate to submit for ap-proval by the stockholders its selection of KPMG Peat Marwick, as auditors of the financial statements of Republic Corporation for the current fiscal year. KPMG Peat Marwick, 345 Park Avenue, New York, New York, independent certified public accountants, have examined the financial statements of Republic Corporation since it commenced operations in 1974. Such firm has also examined the financial statements of Republic Bank since 1966 and of RBS since 1987.

As auditors of Republic Corporation, KPMG Peat Marwick will also audit Republic Bank and RBS during 1994. The appointment of the firm was recommended to the Board of Directors of Republic Corporation by its Audit Committee and to the Boards of Directors of Republic Bank and RBS by their respective Examining Com-mittees. No member of any committee is an officer or employee of Republic Corporation, Republic Bank or RBS. A representative of the firm will be present at the meeting to make a statement, if he desires to do so, and to respond to appropriate questions by stockholders.

The Board of Directors recommends a vote FOR the approval of the selection of auditors.


                         MISCELLANEOUS

                         Other Matters

As of the date hereof, Republic Corporation has not been informed of any matters to be presented by or on behalf of Republic Corporation or its Board of Directors for action at the meeting other than those listed in the notice of meeting and referred to herein. If any other matters come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                     Stockholders' Proposals

If any stockholder intends to present a proposal for inclusion in the proxy material for the 1995 Annual Meeting, such stockholder's proposal must be received by November 16, 1994 at Republic Corporation's executive offices at 452 Fifth Avenue, New York, New York 10018, Attention: the Corporate Secretary. The submission must also meet the other requirements of Rule 14a-8 of the Securi-ties and Exchange Commission applicable to stockholder proposals.


                   Solicitation of Proxies

The cost of solicitation of proxies will be borne by Republic Corporation. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorizations for the execution of proxies. Directors, officers and regular employees of Republic Corporation and Republic Bank may also solicit proxies by such methods without additional remuneration therefor. Republic Corporation will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for expenses in forwarding proxy solicitation material to their principals.

                         General

Only stockholders of record at the close of business on March 8, 1994 will be entitled to notice of and to vote at the meeting. Stockholders are urged to mark, date and sign the enclosed form of proxy, solicited on behalf of the Board of Directors, and return it at once in the envelope enclosed for that purpose. Unless instructed otherwise, proxies will be voted for the election of directors, for approval of the 1994 Performance Based Incentive Compensation and for approval of the selection of auditors. On any such matter generally a vote of a majority of the votes cast on the matter will be required for approval. Broker non-votes and abstentions will not be counted for purposes of determining the number of votes cast. The proxy does not affect the right to vote in person at the meeting and may be revoked prior to its exercise by appropriate notice to the undersigned.

Dated:  March 16, 1994
        New York, New York


                            By Order of the Board of Directors,



                            WILLIAM F. ROSENBLUM, JR.,
                            Senior Vice President and
                            Corporate Secretary

                        (Front Side of Proxy Card)


                                  PROXY

                      REPUBLIC NEW YORK CORPORATION
                      Annual Meeting of Stockholders
                                April 20, 1994

          This Proxy is solicited on behalf of the Board of Directors


     The undersigned hereby appoints, jointly and severally, Albert S. Corwen, Peter Kimmelman and William C. MacMillen, Jr., each with the power to appoint his substitute, and hereby authorizes them to vote all shares of Republic New York Corporation Common Stock that the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Corporation to be held at 452 Fifth Avenue, City and State of New York, on April 20, 1994, at 11:00 A.M., or any adjournment thereof, in accordance with the instructions on the reverse side hereof and in their discretion upon such other business as may properly come before the meeting.

     Unless instructions are given on the reverse side, this Proxy will be voted FOR the election of nominees for director, FOR Item 2, and FOR
Item 3 listed on the reverse side hereof. With respect to matters as to which discretionary authority is granted above, this Proxy will be voted in accordance with the best judgement of the proxies hereinabove appointed.

     Please mark, date and sign this Proxy on the reverse side hereof and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.


                                  (Continued and to be signed on other side)




                        (Reverse Side of Proxy Card)

                                                                Please mark
                                                             X   your votes
               							                                          like this

                  ____________
                     COMMON


The Board of Directors recommends a vote "FOR ALL NOMINEES" in Item 1.
Item 1 - Election of the following nominees as Directors: K. Andersen,
         P. Cohen, A. Corwen, C. Dwek, E. Ginsberg, N. Hasson, M. Hirsch,
         J. Keil, P. Kimmelman, L. Lieberman, W. MacMillen, M. Mertz,
         J. Morice, E. Daniel Morris, J. Norwood, J. Pancetti, J. Perez de Cuellar, V. Portera, W. Rabinowitz, W. Rogers, D. Schlein,
         J. Tawil, W. Weiner, P. White.

   FOR       WITHHOLD       Withhold for the following only: (Write the
   ALL        FOR ALL       name of the nominee(s) in the space below)
 NOMINEES    NOMINEES

  ____         _____        ____________________________________________


The Board of Directors recommends a vote "FOR" Item 2.

Item 2 - Approval of 1994 Performance Based Incentive
         Compensation Plan

                      For       Against       Abstain

                      ___         ___           ___


The Board of Directors recommends a vote "FOR" Item 3.

Item 3 - Approval of selection of auditors

                      For       Against       Abstain

                      ___         ___           ___



                      I PLAN TO ATTEND MEETING  ___



Signature(s)___________________________________ Date_______________, 1994

NOTE: Please sign as name appears hereon. Joint owners should each sign. If signer is a corporation, please sign the full corporate name by duly authorized officer. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


               Proxy Statement
            Dated March 16, 1994
        Republic New York Corporation

               EXHIBIT INDEX

No.                    Exhibit Description

99                     1994 Performance Based Incentive Compensation Plan